EXHIBIT 10.8(h)
NEO Salaries 2025
Description of 2025 Salary Rates
for 2024 Named Executive Officers

Certain executive officers of First Horizon Corporation are expected to be named in the executive compensation disclosures of the First Horizon’s 2025 proxy statement in relation to fiscal year 2024 (“2024 Named Executive Officers”). The current annualized 2025 salary rates for the 2024 Named Executive Officers are shown below:

NEO 2025 Salary Rates

Officer Name	Salary Rate
D. Bryan Jordan	$1,236,000
Hope Dmuchowski	$700,000
Anthony J. Restel	$750,000
David T. Popwell	$725,000
Tammy S. LoCascio	$750,000

The annualized rates shown above are those in effect on the date this exhibit is filed with the First Horizon’s Annual Report on Form 10-K. Salary rates generally continue in effect until they are changed.

1	2024 FORM 10-K ANNUAL REPORT